Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                           For the Month of July 1999
                     Distribution Date of August 16, 1999
                           Servicer Certificate #39

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                     $82,209,017.41
Beginning Pool Factor                                           0.1787371

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $5,767,807.41
     Interest Collected                                       $588,805.66

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $48,949.05
Total Additional Deposits                                      $48,949.05

Repos / Chargeoffs                                             $29,396.46
Aggregate Number of Notes Charged Off                                  74

Total Available Funds                                       $6,130,906.15

Ending Pool Balance                                        $76,686,469.51
Ending Pool Factor                                              0.1667301

Servicing Fee                                                  $68,507.51

Repayment of Servicer Advances                                $274,655.97

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,802,404.18
     Target Percentage                                               5.00%
     Target Balance                                         $3,834,323.48
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($143,582.92)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.035%
Current Weighted Average Remaining Term (months):                   17.52

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days             $750,063.73      546
                                31 - 60 days            $234,496.51      167
                                60+  days                $65,640.85       43

     Total:                                           $1,050,201.09      558

     Balances:                  60+  days               $734,879.00       43

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $39,701.92
+    Excess Serv.                                       $103,881.00
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,802,404.18

Exhibit 20.2
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of July 1999

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                          $82,209,017.41
Ending Pool Balance                             $76,686,469.51

Collected Principal                              $5,493,151.44
Collected Interest                                 $588,805.66
Charge - Offs                                       $29,396.46
Liquidation Proceeds / Recoveries                   $48,949.05
Servicing                                           $68,507.51
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $6,062,398.64

Beginning Balance                               $82,209,017.41              $0.00     $74,632,783.40     $7,576,234.01

Interest Due                                       $435,969.74              $0.00        $394,931.81        $41,037.93
Interest Paid                                      $435,969.74              $0.00        $394,931.81        $41,037.93
Principal Due                                    $5,522,547.90              $0.00      $5,274,033.24       $248,514.66
Principal Paid                                   $5,522,547.90              $0.00      $5,274,033.24       $248,514.66

Ending Balance                                  $76,686,469.51              $0.00     $69,358,750.16     $7,327,719.35
Note / Certificate Pool Factor                                             0.0000             0.1997            0.3540
   (Ending Balance / Original Pool Amount)
Total Distributions                              $5,958,517.64              $0.00      $5,668,965.05       $289,552.59

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $103,881.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,802,404.18
(Release) / Draw                                  ($143,582.92)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.2
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of Jul 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     6                5               4                3               2              1
                                  Feb-99           Mar-99           Apr-99          May-99          Jun-99         Jul-99
Beginning Pool Balance       $115,589,662.57  $107,488,194.93  $100,224,175.10  $93,880,094.85  $86,602,446.04  $82,209,017.41

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $467,417.86       $34,419.32       $76,593.80      $35,040.30      $20,995.93      $29,396.46
    Recoveries                   $113,342.79       $54,550.67      $103,056.09     $188,222.53     $110,721.64      $48,949.05
Loss Trigger - Reserve Account Balance                                    Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)           $146,053.42               Total Charged off (Months 1 - 6)       $663,863.67
     Total Recoveries (Months 3, 2, 1)            $347,893.22               Total Recoveries (Months 1 - 6)        $618,842.77
     Net Loss / (Recoveries) for 3 Mos           ($201,839.80)(a)           Net Loss/(Recoveries) for 6 Mos.        $45,020.90(c)

Total Balance (Months 5, 4, 3)                $301,592,464.88 (b)           Total Balance (Months 1 - 6)       $585,993,590.90(d)

Loss Ratio Annualized  [(a/b) * (12)]                -0.8031%               Loss Ratio Annualized [(c/d) (12)]         0.0922%

Trigger:  Is Ratio > 1.5%                                  No               Trigger:  Is Ratio > 6.0%                       No

                                                                                    May-99          Jun-99         Jul-99
B)   Delinquency Trigger:                                                          $716,803.44     $574,204.95     $734,879.00
     Balance delinquency 60+ days                                                     0.76353%        0.66304%        0.89392%
     As % of Beginning Pool Balance                                                   0.89631%        0.71863%        0.77349%
     Three Month Average

Trigger:  Is Average > 2.0%                                No

C)   Noteholders Percent Trigger:                     2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer